Exhibit 3.1

                          CERTIFICATE OF INCORPORATION

                                       OF

                     Bear Stearns Asset Backed Funding Inc.

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            Adopted in accordance with the provisions of Sections 101
                 and 102 of the Delaware General Corporation Law
           -----------------------------------------------------------

     The undersigned, a natural person, for the purpose of organizing a corporation for conducting the business and promoting the purposes hereafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware (particularly Chapter 1, Title 8 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "General Corporation Law of the State of Delaware") hereby certifies that:

1. The name of the corporation (the "Corporation") is Bear Stearns Asset Backed Funding Inc.

2. The address of the registered office of the Corporation in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of business or purposes to be conducted or promoted by the Corporation is to engage solely in the following activities:

     A. To acquire, own, hold, sell, assign, transfer, pledge or otherwise deal with and dispose of the following (the "Assets"):

               (a) promissory notes and similar such instruments, leases, loan agreements, retail installment sales contracts, installment loan, purchase money notes or other evidences of indebtedness or payment obligations, any or all of which may be secured or unsecured;

               (b) related rights to payment, whether constituting cash, account, chattel paper, instrument, general intangible or otherwise, and any other related assets, property, collateral and rights, including without limitation security interests;

               (c) related collection, deposit, custodial, trust and other accounts, lock boxes and post office boxes and any amounts and other items from time to time on deposit therein;

               (d) real property and any improvements thereon and personal property acquired by foreclosure, deed-in-lieu thereof or otherwise in respect of any of the foregoing;

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               (e)  certificates, notes, bonds or other securities,
                    instruments and documents evidencing ownership interests in or obligations secured by all or any of the foregoing; and

               (f) proceeds and other payments and distributions of any kind of, on or in respect of, any of the foregoing.

     B. To own, hold, sell, assign, transfer, pledge and otherwise deal with and dispose of the Assets and to enter into agreements for the servicing of the Assets.

     C. To own, hold, sell, assign, transfer, pledge and otherwise deal with any collateral securing the Assets, related insurance policies, related agreements with originators or servicers of Assets and any rights associated therewith.

     D. To act as settlor or depositor of statutory trusts, common law trusts, or other entities (each, a "Trust") formed pursuant to statute, under trust agreements, pooling and servicing agreements or other agreements to issue series (any of which series may be issued in one or more classes) of trust certificates ("Certificates") representing Interests in Assets and/or to issue series (any of which series may be issued in one or more classes) of bonds, notes or other evidences of indebtedness (the "Debt Obligations," and together with the Certificates, the "Securities") collateralized by Assets and/or other property and to enter into any other agreement in connection with the authorization, issuance, sale and delivery of such Debt Obligations.

     E. To hole, pledge, transfer or otherwise deal with the Securities, including without limitation, to register the Securities under any securities laws and to be the registrant in respect thereof.

     F. To loan or invest or otherwise apply proceeds from Assets, funds received in respect of the Securities, and any other income, as determined by the Corporation's Board of Directors.

     G. To arrange or otherwise provide for enhancement for any series of the Securities to be issued by the Corporation.

     H. To negotiate, authorize, execute, deliver, assume the obligations under, and perform, any agreement or instrument or document relating to the activities set forth in clauses (A) through (G) above, including without limitation, any trust agreement, sale and servicing agreement, pooling and servicing agreement, indenture reimbursement agreement, credit support agreement, swap or other derivative agreement, purchase agreement, participation agreement, indemnification agreement, placement agreement or underwriting agreement.

     I. To engage in any lawful act or activity and to exercise any powers permitted to corporations organized under the DGCL that are incidental to and necessary or convenient for the accomplishment of the foregoing purposes.

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     4.   The total number of shares of stock that the Corporation shall have authority to issue is 1,000 shares of Common Stock, $.01 par value per share, all of which shall be of the same class. Each holder thereof shall be entitled to one vote at all meetings of stockholders for each share of such stock standing in his name on the books of the Corporation on the record date fixed for such meeting.

     5. Elections of directors need not be by ballot unless the By-laws of the Corporation shall so provide. The books of the Corporation may (subject to any statutory requirements) be kept at such place whether within or outside the State of Delaware as may be designated by the Board of Directors or in the By-laws of the Corporation.

     6. In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors, without the assent of the stockholders, shall have the power to make, alter, amend or repeal the By-laws of the Corporation.

     7. Notwithstanding any other provision of this Certificate of Incorporation and any provision of law that otherwise so empowers the Corporation, the Corporation shall not, without the prior written consent of the trustee from time to time under any indenture pursuant to which the Corporation shall issue bonds, notes or other evidence of indebtedness, do any of the following:

               (a)  dissolve or liquidate, in whole or in part;

               (b) merge or consolidate with any other corporation other than a corporation wholly-owned, directly or indirectly, by any entity owning 100% of the stock of the Corporation and having a Certificate or Incorporation containing provisions identical to the provisions of Article 3 and this Article 7; or

               (c) amend this Certificate of Incorporation to alter in any manner or delete Article 3 or this Article 7.

     8. Subject to the limitation in Article 7 of this Certificate of Incorporation, the Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

     9.   The Corporation is to have perpetual existence.

     10. No director shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of such director's duty of loyalty to the Corporation or its stockholders,
          (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under
          Section 174 of the General Corporation Law of Delaware, or (d) for any transaction from which such director derived an Improper personal benefit.

     11. The name and address of the incorporator is Nancy Lopez, Bear, Stearns & Co., Inc., 115 South Jefferson Road, Whippany, New Jersey 07981.

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     IN WITNESS WHEREOF, the undersigned has executed this Certificate of
Incorporation on this 12th day of August, 2002, and hereby certifies under penalties of perjury that the facts in this Certificate of Incorporation are true.

                                 /s/ Nancy Lopez
                                 ---------------
                                  Nancy Lopez
                                  Incorporator